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Exhibit 5.32

CONSENT OF SRK (UK) LIMITED

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) the technical report entitled "An Independent Technical Report on the Tarkwa gold mine, Ghana," dated July 1, 2004 (the "Tarkwa Report"); and (2) the technical report entitled "An Independent Technical Report on the Damang gold mine, Ghana," dated July 1, 2004 (the "Damang Report"), and to all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: March 9, 2009
SRK CONSULTING
/s/ IESTYN HUMPHREYS By: Iestyn Humphreys Title: Director

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  Exhibit 5.32
CONSENT OF SRK (UK) LIMITED